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                                                                    EXHIBIT 23.1

Bedinger & Company
1850 Mt. Diablo, Blvd., Suite 610
Walnut Creek, California


April 17, 2000


         CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on form, S-1 of our report dated January 21, 2000, relating to the financial statements of DDR Systems, Inc. and to the references to our firm under the captions "Selected Financial Data" and Experts" in the Prospectus.

     Our examination of the financial statements referred to in the above-mentioned report also included the related schedules listed under Item 16 (b). In our opinion, such schedules present fairly the information required to be set forth therein.


                                         /s/ Bedinger & Company

                                         Bedinger & Company
                                         Certified Public Accounts
                                         Walnut Creek, California